Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-181544, 333-164654, 333-160736, 333-137870, 333-132594, 333-125162) and Form S-8 (Nos. 333-159540, 333-156247, 333-142299, 333-133518, 333-131936, 333-171246, 333-174212, and 333-176239) of Rentech, Inc. of our report dated January 14, 2013 relating to the financial statements of Agrifos Fertilizer L.L.C., which appears in this Current Report on Form 8-K/A of Rentech, Inc. dated October 31, 2012.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

January 14, 2013